Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-30545, 33-37818, 333-118030, 333-118031, 333-154915, 333-160942, and 333-174174 on Form S-8 and Registration Statement Nos. 333-87254, 333-106709, 333-02519, and 333-162917 on Form S-3 of our reports dated March 14, 2012, relating to the consolidated financial statements of A.M. Castle & Co. and subsidiaries (the “Company”), and the effectiveness of Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of A.M. Castle & Co. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois

March 14, 2012

E-2